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                                                                   EXHIBIT 9(A)

                          [PROVIDENTMUTUAL LETTERHEAD]

                                                 April 28, 1997

Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Gentlemen:

I Hereby consent to the use of my name in the Prospectus under the heading "Legal Matters" filed as part of the Post-Effective Amendment No. 4 on Form N-4 (File No. 33-65512) for the Providentmutual Variable Annuity Separate Account.

                                                 Very truly yours,

                                                 /s/
                                                 -------------------------------
                                                 M. Diane Koken
                                                 Legal Officer & Secretary

MDK/ja




          A SUBSIDIARY OF PROVIDENT MUTUAL, PHILADELPHIA, PENNSYLVANIA